UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Xzeres Corp.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	74-2329327 (I.R.S. Employer Identification No.)

9025 SW Hillman Court, Suite 3126

Wilsonville, OR 97070

(Address of principal executive offices) (Zip Code)

Consulting Agreement between Xzeres Corp. and Bryan Clark

(Full title of the plans)

Nevada Agency and Transfer Company

50 West Liberty St., Reno, NV 89501

(Name and Address of agent for service)

503-388-7350

(Telephone number, including area code, of agent for service)

With a copy to:

Cane Clark, LLP

3273 E. Warm Springs, Rd.

Las Vegas, NV 89120

Phone (702) 312-6255

Fax (702) 940-7100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ¨ Accelerated filer ¨ Non-accelerated filer ¨

Smaller Reporting Company þ

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	300,000 (1)	$0.56 (2)	$168,000	$22.92

(1)	Represents shares of common stock issued pursuant to the Consulting Agreement between Xzeres Corp. and Bryan Clark.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, using the last sale price reported on the OTCQB on September 18, 2013.

EXPLANATORY NOTE

This Registration Statement is being filed by Xzeres Corp. (the “Company”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), in order to register 300,000 shares of the Company’s common stock, par value $.001 per share, the amount of shares issuable under the Company’s Consulting Agreement with Bryan Clark (the “Consultant”), which agreement is filed as an exhibit to this Registration Statement (the “Consulting Agreement”).

This Form S-8 includes a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. The reoffer prospectus may be used for reoffer and resales of restricted securities (as such term is defined in General Instruction C to Form S-8) acquired pursuant to the Consulting Agreement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The Company will provide the Consultant with documents that contain information related to the Consulting Agreement, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and are not being filed as a part of this Registration Statement on Form S-8 (the “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to the Consultant who receives common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

We will provide to each Consultant a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Xzeres Corp.

Attn: Steven Shum

9025 SW Hillman Court, Suite 3126

Wilsonville, OR 97070

503-388-7350

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REOFFER PROSPECTUS

Xzeres Corp.

300,000 Shares of

Common Stock

This reoffer prospectus relates to the sale of up to 300,000 shares of our common stock, $.001 par value per share that may be offered and resold from time to time by the selling stockholder identified in this prospectus for his own account issuable pursuant to the Consulting Agreement. It is anticipated that the selling stockholder will offer common shares for sale from time to time in one or more transactions on the OTCQB, or such other stock market or exchange on which our common stock may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated (see “Plan of Distribution” starting on page 18 of this prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholder will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholder will be borne by us.

The shares of common stock have been issued pursuant to the Consulting Agreement.

This reoffer prospectus has been prepared for the purposes of registering the common shares under the Securities Act to allow for future sales by selling stockholders on a continuous or delayed basis to the public without restriction.

Investing in our common stock involves risks. See "Risk Factors" beginning on page 6 of this reoffer prospectus. These are speculative securities.

Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by the selling stockholder, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

Our common stock is quoted on the OTCQB under the symbol “XPWR” and the last reported sale price of our common stock on September 18, 2013 was $0.56 per share.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is September 20, 2013

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XZERES CORP.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

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PROSPECTUS SUMMARY

We are located in Wilsonville, Oregon and were originally incorporated in the state of New Mexico in January of 1984. We were engaged in the natural gas and asphalt businesses until 2007, at which time we liquidated our assets and operations and distributed the net proceeds to our shareholders after paying our debts. On October 2, 2008, we re-domiciled from New Mexico to Nevada and commenced operations in the wind turbine business in the fiscal quarter ended May 31, 2010. We are in the business of designing, developing, and marketing small wind turbine systems and related equipment for electrical power generation, specifically for use in residential, small business, rural electric utility systems, other rural locations, and other infrastructure applications.

We operate two wholly-owned subsidiaries: XZERES Energy Services Corp., which was incorporated in Nevada in January, 2011 and XZERES Wind Europe Limited, which was formed in Ireland in October, 2010.

Our principal offices are located at 9025 SW Hillman, Suite 3126, Wilsonville, OR 97070. Our phone number is (503) 388-7350.

We are in the business of designing, developing, and marketing distributed generation, wind power systems for the small wind (2.4kW-100kW) market as well as power management solutions. We design, develop, manufacture, test, assemble and market our systems around the world. Our grid connected and off grid wind turbine systems, which consist of our 2.4kW and 10kW devices and related equipment, are utilized for electrical power generation for applications and markets such as residential, micro-grid based rural and island electrification, agricultural, small business, rural electric utility systems, as well as other private, corporate infrastructure and government applications. Our wind power systems are focused on distributed energy, where a specific machine's energy output is largely or entirely used on-site where the equipment is installed, as well as grid connected applications. While many of our customers take advantage of their local net-metering rules within the United States and Feed In Tariffs that are often available in Europe and Internationally (to sell power back to the grid), our wind power systems are not dependent on transmission needs to carry the energy produced to another location and are therefore well suited for remote electrification, available with or without a battery coupled solution. Our power management solutions are deployed primarily for commercial and light industrial applications, and secondarily residential usage and target both urban and rural customers.

Our wind turbine products integrate with currently available complementary products from other manufacturers, such as inverters, lightning protection equipment and towers. We do not have any written agreements with these other manufacturers. Our systems comprise several major components including the turbine sub-system (which converts wind energy into electricity), the tower (which holds the turbine high in the wind), a turbine controller (which controls the turbine subsystem and contains monitoring hardware and software), and an inverter (which converts the electricity generated from direct current (DC) to alternating current (AC) to connect to a customer’s electrical load or to the grid). We currently design and engineer the turbine and controller, but contract the manufacturing of the turbine and controller through outside parties. The tower, while designed to specifications suitable to our turbine requirements, is made and sold by separate companies depending on the style that the customer orders. Similarly, the inverter, which converts the energy generated to a form suitable to connect into the electric grid, is manufactured by another company and is a commercial off-the-shelf product. We sell a “system” with all of these parts included in the selling price. The system will not operate as designed without these complementary products. In the case of the inverter, there are other commercially available products that will integrate with our components, but we perform the system integration design to sell the entire system as a package to the customer. Going forward, we intend to develop new turbine systems, designed for ease of installation and to certification standards which cover standard testing procedures, power ratings, and structural designs of small wind systems.

We utilize local dealers to market, sale, and install our products in the various regions in which we operate. Our internal sales, marketing, and support helps provide assistance to our dealers in the form of direct sales lead generation, customer site assessment, assistance with government-based financial incentives and local permitting, application engineering, installation, support and maintenance.

In addition to our wind turbine business, we manufacture and sell a family of power efficiency products which are designed to improve the “power factor” and reduce the amount of reactive power being drawn at a location. This expands our product offering beyond small wind power generation into the realm of power management and power efficiency solutions. The addition of this complementary and diversified family of products enables us to offer both business and residential customers, in urban and rural locations, the ability to reduce their power consumption, extend the life of their electrical equipment and electronics via central surge suppression, reduce their carbon footprint, and depending upon the type of customer and the application, provide significant energy savings. We sale our product line of power efficiency devices targeted at small to medium-sized businesses.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below and other information contained in this prospectus, before purchasing shares of our common stock. There are numerous and varied risks that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition and results of operations may be materially adversely affected. In that case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Related to Our Business Model

The small wind energy business has continued to gain broader commercial acceptance, but is also influenced by many factors, some of which can materially affect the industry and impact our operations.

Many factors may affect the commercial acceptance of small wind energy technology, including the following:

  performance, reliability and cost-effectiveness of wind energy technology compared to conventional and other renewable energy sources and products;

  developments relating to other alternative energy generation technologies;

  fluctuations in economic and market conditions that affect the cost or viability of conventional and alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels;

  overall growth in the alternative energy equipment market;

  availability and terms of government subsidies and incentives to support the development of alternative energy sources, including small wind energy;

  fluctuations in capital expenditures by utilities and independent power producers, which tend to decrease when the economy slows and interest rates increase; and

  the development of new and profitable applications requiring the type of remote electric power provided by small wind energy systems.

Our suppliers may not supply us with a sufficient amount of components or components of adequate quality or they may provide components at significantly increased prices, which would impact our revenue and profitability.

We assemble our products using component parts manufactured by third parties. Some of these components are currently available only from a limited number of sources. We do not have any written material long-term supply contracts with any suppliers. As a result, we may experience delays in production if we fail to identify alternative suppliers, or if any parts supply is interrupted, each of which could materially adversely affect our business and operations. If we fail to anticipate customer demand properly, an oversupply of parts could result in excess or obsolete inventories, which could adversely affect our business. To date, we have not been subject to any production delays or been affected by a shortage or surplus in supplies; however, a reduction or interruption in supply, a significant increase in price of one or more components or a decrease in demand of products could materially adversely affect our business and operations and could materially damage our customer relationships. Financial problems of suppliers on whom we rely could limit our supply of components or increase our costs. Also, we cannot guarantee that any of the parts or components that we expect to purchase will be of adequate quality or that the prices we pay for the parts or components will not increase. Inadequate quality of products from suppliers could interrupt our ability to supply quality products to our customers in a timely manner. Additionally, defects in materials or products supplied by our suppliers that are not identified before our products are placed in service by our customers could result in higher warranty costs and damage to our reputation. Some of our suppliers obtain components internationally. As a result, we may be indirectly subject to delays in delivery due to the timing or regulations associated with the import/export process, delays in transportation or regional instability.

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Because our sales strategy partly relies on dealers to distribute and support our products if we are unable to maintain those relationships and create new ones our business will suffer.

Dealers are an important aspect in our sales and distribution strategy. Dealers provide a vital link to potential end users of renewable energy. There can be no assurance that we will be successful in maintaining our existing dealer relationships or establishing new ones on favorable terms, or at all. If we are not able to establish a viable, larger network of dealers for our products, our sales and our ability to support our customers will be adversely affected, which could have a material adverse effect on our business, including our operating results, financial condition and cash flow.

Product quality expectations may not be met causing slower market acceptance.

Despite our continuous quality improvement initiatives, we may not meet customer expectations. Any significant quality issues with our products could have a material adverse effect on our rate of product adoption, results of operations, financial condition and cash flow. Moreover, as we develop new products and new configurations for our wind turbines or as our customers place existing configurations in commercial use, our products may perform below expectations. Any significant performance below expectations could adversely affect our operating results, financial condition and cash flow and affect the marketability of our products.

Because we sell our products with a ten year limited warranty, we are subject to losses based on defective products and other potential covered product problems.

We sell our products with a ten year limited warranty covering certain parts. There can be no assurance that the provision for estimated product warranty expenses, currently set at approximately 2% of gross sales, will be sufficient to cover our warranty expenses in the future. We cannot ensure that our efforts to reduce our risk through warranty disclaimers will effectively limit our liability. Any significant incurrence of warranty expense in excess of estimates could have a material adverse effect on our business, including our operating results, financial condition and cash flow.

If we are unable to succeed in marketing, making sales and increasing our customer base to support our business operations, we will be unable to achieve profitable operations and our business may fail.

If we are unable to succeed in establishing, training and expanding a distribution network domestically and internationally, partnering with renewable energy consultants, making sales, and expanding our customer base to support our business operations, it could have a material adverse effect on our business, including our operating results, financial condition and cash flow.

If technological changes in the power industry render our products uncompetitive or obsolete, our market share may decline and cause our business to suffer.

The alternative power market is characterized by continually changing technology requiring improved features, such as higher quality, increased efficiency, higher power output and lower price. Our failure to further refine our technology and develop and introduce new power products could cause our products to become uncompetitive or obsolete, which could reduce our market share and cause our revenues to decline. The alternative power industry is rapidly evolving and competitive. We will need to invest additional resources in research and development to keep pace with technological advances in the alternative power industry and to effectively compete in the future. While we intend to continually improve our products, our development efforts may be rendered obsolete by the technological advances of others, and other technologies may prove more advantageous for the commercialization of alternative power products. Should this occur, it could have a material adverse effect on our business, including our operating results, financial condition and cash flow.

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If we fail to respond to changes in customer preferences in a timely manner, our sales may be adversely affected, and our business may suffer.

The small wind power industry is highly competitive, and other suppliers of similar product are also attempting to gain competitive advantages as well. Our financial performance depends on our ability to identify, originate and define industry trends, as well as to anticipate, gauge and react to changing customer preferences in a timely manner. If we misjudge the demands of the small wind power market, it could have a material adverse effect on our business, including our operating results, financial condition and cash flow.

The complexity of our products may lead to errors, defects, and bugs, which could subject us to significant costs or damages and adversely affect market acceptance of our products, and our business may suffer.

Our products may contain undetected errors, weaknesses, defects or bugs as is or as new models are released. If our products or future products contain production defects, reliability, quality or compatibility problems that are significant to our customers, our reputation may be damaged and customers may be reluctant to continue to buy our products, which could adversely affect our ability to retain and attract new customers. In addition, these defects or bugs could interrupt or delay sales of affected products, which could have a material adverse effect on our business, including our operating results, financial condition and cash flow.

We may be required to make significant expenditures of capital and other resources to resolve the problems. This could result in significant additional development costs and the diversion of technical and other resources from our other development efforts. We could also incur significant costs to repair or replace defective products. These costs or damages could have a material adverse effect on our business, including our operating results, financial condition and cash flow.

If we are unable to successfully manage growth, our operations could be adversely affected.

Potential risks to our overall growth outlook include: the ability of our suppliers to ramp production, closed customers taking longer to prepare their sites for installation, since we do not recognize revenue until we deliver the system to the customer; negative changes in available incentives for renewable energy; increased restrictions on obtaining permits; and a deterioration in sentiment toward wind energy. With respect to incentives (a key driver in developed areas), there is a tendency for programs to be adjusted periodically. Our experience is that while one region may cut incentives, another area expands incentives. We would expect this ebb and flow of incentives around the world to continue and our global positioning positions us to take advantage of such trends.

As opposed to our wind turbine systems, our power efficiency products generally do not receive incentives and are not subject to lengthy permitting processes or installation needs. However, it does often take time to educate a potential customer about the benefits of this technology. We are experiencing a growing pipeline of activity in our power efficiency business.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage technical and sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development or production delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

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If we are not able to service the loan agreement in place with our senior-secured lender, our results of operations and financial condition will be immediately impacted.

On April 1, 2013, we entered into a series of agreements that provide us with a senior secured lending facility (the “Loan”) in an initial amount of $2.1 million up to a potential total funding amount of $6.5 million, subject to certain performance conditions. The Loan is funded by Renewable Power Resources, LLC, a Delaware limited liability company with offices in New York (the “Lender”). Balances owed under the Loan bear interest at an annual rate of 10%. Unused loan balances bear interest at 2.25% per annum. The Loan also provides for other fees and compensation due to the Lender, including but not limited to a collateral administration fee of 2.75% and the grant of a warrant to purchase up to 7.5 million shares of our common stock at any time over the next 48 months at a strike price of $0.35 per share. The Lender also has the ability to convert up to $1.625 million of the balance owed under the Loan into an additional warrant to purchase up to 3.25 million shares of our common stock, also exercisable at $0.35 per share. The Loan is made by us and our US subsidiary and is guaranteed by our UK subsidiary.

Also as a result of the Loan, certain terms of our existing $1.5 million secured credit facility with Hanover have been amended. In particular, us and Hanover have agreed to a revised payoff schedule for the balance owed to Hanover under the current credit facility between us and Hanover, and Hanover has agreed to subordinate the priority of its security interest in our assets to the new security interest created in favor of Renewable Power Resources, LLC as part of the Loan.

On April 5, 2013, we entered into consulting agreements with Hofflich & Associates, Inc. (“Hofflich”) to provide us with management support services including that related to financial reporting, budgeting, and general financing strategy. We have agreed to pay Hofflich Value a weekly fee in the amount of $17,500.

On the same day, we also entered into an advisory agreement with Max Value Advisors, LLC (“Max Value”) to provide us with strategic financial advice. We have agreed to pay Max Value a monthly fee in the amount of $40,000.

These agreements were required by the terms of our senior secured lending facility loan funded by Renewable Power Resources, LLC.

Our ability to service the senior-secured debt as well as the subordinated debt is critical to our survival. In the event that we default in our debt obligations, our business results and financial condition will be immediately impaired.

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Risks Related to Control Persons, Key Employees and Management

Because our business is dependent upon the performance of key employees and consultants, the loss of those persons would materially impact our business.

Our business is dependent upon the performance of certain key employees, notably our CEO and director, Frank Greco, our CFO and director, Steven Shum. The loss of any of these key persons could have a material adverse effect on our business, including our operating results, financial condition and cash flow.

Our board of directors may change our operating policies and strategies without prior notice or stockholder approval and such changes could harm our business and results of operations and the value of our stock.

Our board of directors has the authority to modify or waive our current operating policies and strategies without prior notice and without stockholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our stock. However, the effects could have a material adverse effect on our business, including our operating results, financial condition and cash flow.

Risks Related to Legal Uncertainty

If our products are found to cause injury, have defects, or fail to meet industry standards, we will incur substantial litigation, judgment, product liability, and product recall costs, which could cause our business to fail.

We may be subject to liability for any accidents or injury that may occur in connection with the use of our products or due to claims of defective design, integrity or durability of the products. Product liability claims could adversely affect our brand name reputation, revenues and ultimately lead to losses. In addition, product defects could result in product recalls and warranty claims. A product recall could delay or halt the sale of our products until we are able to remedy the product defects. The occurrence of any claims or judgments , or product recalls will negatively affect our brand name image and could have a material adverse effect on our business, including our operating results, financial condition and cash flow.

If any of the products we expect to sell infringe on the intellectual property rights of others, we may find ourselves involved in costly litigation, which could cause our business to fail.

Although we have not received notices of any alleged infringement, we cannot be certain that the products we will manufacture do not infringe on issued patents, trademarks and/or copyright rights of others. We may be subject to legal proceedings and claims from time to time in our ordinary course of business arising out of intellectual property rights of others. These legal proceedings can be very costly, and could have a material adverse effect on our business, including our operating results, financial condition and cash flow.

If we are not granted full protection for property rights over our name and trademark, we may have difficulty safeguarding our name or the public’s identification of our brand resulting in a potential loss of any competitive advantage.

Our success will depend, in part, on our ability to obtain and enforce intellectual property rights over our product designs, name and trademark in both the United States and other countries. We have eleven trademarks across several countries and twelve additional trademark applications pending. There can be no assurance that the steps we intend to take to protect our rights will be adequate, that we will be able to secure protections or registrations for our rights or marks in the United States or in foreign countries or that third parties will not infringe upon our territorial rights or misappropriate our technology, designs, copyrights, trademarks, service marks, domain name and similar proprietary rights. In addition, effective intellectual property protection may be unenforceable or limited in certain foreign countries. It is possible that our competitors or others will adopt product or service names similar to ours, thereby impeding our ability to build brand identity which could possibly lead to customer confusion. Our inability to protect our intellectual property adequately could have a material adverse effect on the acceptance of our brand and on our business, financial condition and operating results. In the future, litigation may be necessary to enforce and protect our territorial distribution rights, our trade secrets, copyrights and other intellectual property rights. Litigation would divert management resources and be expensive and may not effectively protect our intellectual property. We may be subject to litigation for claims of infringement of the rights of others or to determine the scope and validity of the territorial and/or intellectual property rights of others. If other parties file applications for marks used or registered by us, we may have to oppose those applications and participate in administrative proceedings to determine priority of rights to the mark, which could result in substantial costs to us due to the diversion of management’s attention and the expense of such litigation, even if the eventual outcome is favorable to us. Adverse determinations in such litigation could result in the loss of certain of our proprietary intellectual property.

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We may be exposed to patent infringement, misappropriation or other claims by third parties and an adverse determination could result in us paying significant damages.

Our success depends, in part, on our ability to use and develop our technology and know-how and to manufacture products without infringing the intellectual property or other rights of third parties. We own five issued patents and eight pending patent applications covering certain aspects of our technology. We may be subject to litigation involving claims of patent infringement or violation of intellectual property rights of third parties. The validity and scope of claims relating to wind power technology patents involve complex scientific, legal and factual questions and analyses and, therefore, may be highly uncertain. The defense and prosecution of intellectual property suits, patent opposition proceedings, trademark disputes and related legal and administrative proceedings can be both costly and time consuming and may significantly divert our resources and the attention of our technical and management personnel. An adverse ruling in any such litigation or proceedings could subject us to significant liability to third parties, require us to seek licenses from third parties, to pay ongoing royalties, or to redesign our products or subject us to injunctions prohibiting the manufacture and sale of our products or the use of our technologies. Protracted litigation could also result in our customers or potential customers deferring or limiting their purchase or use of our products until resolution of such litigation.

Because the payment of dividends is at the discretion of the Board of Directors, investors may not realize cash dividends at the frequency or in the amounts they anticipate.

With the exception of the dividend paid upon the liquidation of our former oil and gas operations in the fiscal year ended February 28, 2009, we have never declared or paid any cash dividends on our common stock. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Distributions to our stockholders are subordinate to the payment of our debts and obligations. If we have insufficient funds to pay our debts and obligations, distributions to stockholders will be suspended pending the payment of such debts and obligations. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to recover their initial investment.

Because we intend to conduct business outside of the United States, we will be subject to risks of doing business in foreign countries which are not found in doing business in the United States which could have a material adverse effect on our business.

We intend to conduct business outside of the United States, specifically Europe and Asia-Pacific. Doing business in foreign countries carries with it certain risks that are not found in doing business in the United States, which could have a material adverse effect on our business, including our operating results, financial condition and cash flow. The risks of doing business in foreign countries that could result in losses against which we are not insured include:

  exposure to local economic conditions;

  potential adverse changes in the diplomatic relations of foreign countries with the United States;

  hostility from local populations;

  the adverse effect of currency exchange controls;

  restrictions on the withdrawal of foreign investment and earnings;

  government policies against businesses owned by foreigners;

  investment restrictions or requirements;

  expropriations of property;

  the potential instability of foreign governments;

  the risk of insurrections;

  risks of renegotiation or modification of existing agreements with governmental authorities;

  foreign exchange restrictions;

  withholding and other taxes on remittances and other payments by subsidiaries; and

  changes in taxation structure.
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  Because we intend to conduct business in foreign countries, exchange rates may cause future losses in our international operations.

  Because we expect to develop international sales and distributors, we may derive revenues from any such international operations in currencies other than the U.S. dollar. In so doing, we may incur currency translation losses due to changes in the values of foreign currencies and in the value of the U.S. dollar. We cannot predict the effect of exchange rate fluctuations upon future operating results.

  Because our articles of incorporation and bylaws and Nevada law limit the liability of our officers, directors, and others, shareholders may have no recourse for acts performed in good faith.

  Under our articles of incorporation, bylaws and Nevada law, each of our officers, directors, employees, attorneys, accountants and agents are not liable to us or the shareholders for any acts they perform in good faith, or for any non-action or failure to act, except for acts of fraud, willful misconduct or gross negligence. Our articles and bylaws provide that we will indemnify each of our officers, directors, employees, attorneys, accountants and agents from any claim, loss, cost, damage liability and expense by reason of any act undertaken or omitted to be undertaken by them, unless the act performed or omitted to be performed constitutes fraud, willful misconduct or gross negligence.

  Because our Series A Stock has liquidation preferences, conversion rights, certain protective voting rights, and other features, any investors purchasing common stock will be subject to and affected by these rights.

  Our board of directors is authorized to issue up to 5,000,000 shares of preferred stock. On October 19, 2012, we filed a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State (the “Amendment”) to designate 2,000,000 shares of Series A Convertible Preferred Stock (“Series A Stock”). On the same day, we issued 1,428,571 shares of the Series A Stock at a price per share of $1.05 for total proceeds of $1,500,000.

  Each share of Series A Stock is senior in priority to our common stock and is convertible, at the option of the holder thereof, into such number of fully-paid and non-assessable shares of common stock that is equal to $1.05 divided by the Conversion Price. The Conversion Price for the Series A Stock is $0.35, initially, subject to adjustment as provided in the Amendment.

  The Series A Stock will participate in dividends or other distributions when, as, and if declared by our Board of Directors. No dividend may be declared or paid with respect to the common Stock or any future issuances of preferred stock until equal dividends on the Series A Stock (on an as-converted basis) have been first declared and paid. If we are liquidated, holders of the Series A Stock will be entitled to receive, before any distributions are made to the holders of any other series of preferred stock of and the holders of our common stock, respectively, the original purchase price per share, plus all declared but unpaid dividends on each share (the “Liquidation Preference”). Any remaining assets after payment of the Liquidation Preference will be distributed ratably to the holders of common stock and the Series A Stock, with holders of the Series A Stock participating on an as-converted basis until such time as the holders of the Series A Stock have received an amount equal to one and thirty-five hundredths times (1.35X) their original purchase price per share ($1.42). Thereafter, any remaining proceeds will be distributed ratably to the holders of the common stock. In addition, the Amendment grants the Series A Stock the ability to vote with our common stock and Series A Stock is entitled to vote the amount of votes the holder would be entitled to on an as converted basis.

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  The effect of our Series A Stock will have on the value of our market price and our ability to raise capital is unknown, but could very well diminish both. Investors should consider that the issuance of Series A Stock could have the effect of delaying, deferring, or preventing a change in control with us and will adversely affect the rights of holders of our common stock.

  Moreover, our board of directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

  Because we have available a significant number of authorized shares of common stock, we may issue additional shares for a variety of reasons which will have a dilutive effect on our shareholders, resulting in reduced ownership and decreased voting power, or may result in a change of control.

  Our board of directors has the authority to issue additional shares of common stock up to the authorized amount of 100,000,000 as stated in our Articles of Incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or other types of property, or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change of control of the company. For instance, if the board of directors decides to issue a large number of shares of our common stock, the issuance could, if large enough in relation to our presently issued and outstanding shares, result in a change of control of our company. The board has the power to decide the amount of shares and price of those shares under Nevada law, and our capital needs may require a large amount of shares to finance our company. So the risk exists that our current capital structure may change resulting in new shareholders wielding a large percentage of shares.

  Certain legislation relating to public companies, including the Sarbanes-Oxley Act of 2002, may make it more difficult for us to retain or attract officers and directors.

  The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934. As a public company, we are required to comply with the Sarbanes-Oxley Act. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We continue to evaluate and monitor developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

  Risks Relating to Securities

  Persons associated with securities offerings, including consultants, may be deemed to be broker dealers, which may expose us to claims for rescission or damages.

  If our securities are offered without engaging a registered broker-dealer we may face claims for rescission and other remedies. We may become engaged in costly litigation to defend these claims, which would lead to increased expenditures for legal fees and divert managements’ attention from operating the business. If we could not successfully defend these claims, we may be required to return proceeds of any affected offering to investors, which would harm our financial condition.

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  Our stock price may be volatile.

  The price of our stock could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;

•	competitive pricing pressures;
•	our ability to obtain working capital or project financing;

•	additions or departures of key personnel;

•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

•	sales of our common stock;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	regulatory developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

  In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

  There is currently a limited trading market for our common stock, and we cannot ensure that a liquid market will be established or maintained.

  Only a limited market has developed for the purchase and sale of our common stock. We cannot predict how liquid the market for our common stock might become. Therefore, the purchase of our shares must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time. Because there is a limited public market for the resale of our shares, a prospective investor may not be able to liquidate its investment, even in the event of an emergency, and our shares may not be acceptable as collateral for a loan.

  Furthermore, for companies whose securities are quoted on the OTCQB, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

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  Our common stock is currently a “penny stock,” which may make it more difficult for our investors to sell their shares.

  Our common stock is currently and may continue in the future to be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. Since our securities are subject to the penny stock rules, investors may find it more difficult to dispose of our securities.

  Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

  If our stockholders sell substantial amounts of our common stock in the public market, including shares that are now registered under an effective registration statement, or upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

  CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

  This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

  In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. We discuss many of the risks in greater detail under the heading "Risk Factors." Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Except as required by law, we assume no obligation to update any forward-looking statements after the date of this prospectus.

  This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other industry data. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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  USE OF PROCEEDS

  This prospectus relates to sale of shares of common stock that may be offered and sold from time to time by the selling stockholder. We will not receive any proceeds from the sale of shares by the selling stockholder.

  SELLING STOCKHOLDERS

  The selling stockholder named in this prospectus (the "Selling Stockholder") is offering 300,000 shares offered through this prospectus that were granted to the selling stockholder pursuant to the Consulting Agreement.

  The following table provides, as of September 20, 2013, information regarding the beneficial ownership of our common shares held by each of the selling stockholders, including:

1.	the total number of common shares owned by each selling stockholder prior to this offering;
2.	the total number of common shares that are to be offered by each selling stockholder;

3.	the total number of common shares that will be owned by each selling stockholder upon completion of the offering; and
4.	the percentage owned by each selling stockholder, prior to and upon completion of the offering.

  Information with respect to beneficial ownership is based upon information obtained from the selling stockholders. Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the selling stockholders. Except as described below and to our knowledge, the named selling stockholder beneficially owns and has sole voting and investment power over all common shares or rights to these common shares.

  Because the selling stockholders may offer all or part of the common shares, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering. The common shares currently owned offered by this reoffer prospectus may be offered from time to time by the selling stockholders named below.

	SHARES BENEFICIALLY OWNED PRIOR TO THIS OFFERING(1)		NUMBER OF SHARES BEING	SHARES BENEFICIALLY OWNED UPON COMPLETION OF THE OFFERING(1)
NAME	NUMBER	PERCENT(2)	OFFERED	NUMBER	PERCENT(2)

Bryan Clark	300,000	1.0085%	299,974	26	0.0085%

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days.
(2)	Based upon 29,746,042 shares of common stock issued and outstanding as of September 5, 2013.

  Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by the selling stockholder, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

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  PLAN OF DISTRIBUTION

  Timing of Sales

  The selling stockholder may offer and sell the shares covered by this prospectus at various times. The selling stockholder will act independently of our company in making decisions with respect to the timing, manner and size of each sale.

  No Known Agreements to Resell the Shares

  To our knowledge, the selling stockholder has no agreement or understanding, directly or indirectly, with any person to resell the common shares covered by this prospectus.

  Offering Price

  The sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;
2.	a price related to such prevailing market price; or

3.	such other price as the selling stockholders determine from time to time.

  Manner of Sale

  The common shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the common shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
2.	Purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;
3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;
5.	in transactions to cover short sales;

6.	privately negotiated transactions; or
7.	in a combination of any of the above methods.

  The selling stockholder may sell his common shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common shares. Brokers or dealers engaged by the selling stockholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of common shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

  Broker-dealers may agree with a selling stockholder to sell a specified number of common shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold common shares at the price required to fulfill the broker-dealer commitment to the selling stockholder.

  Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

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  If our selling stockholder enters into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

  The selling stockholder and any broker-dealers or agents that participate with the selling stockholder in the sale of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

  We will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

  Sales Pursuant to Rule 144

  Any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

  Accordingly, during such times as the selling stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our common stock;
2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

  Penny Stock Rules

  The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $4.00 per share or an exercise price of less than $4.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "institutional accredited investors." The term "institutional accredited investor" refers generally to those accredited investors who are not natural persons and fall into one of the categories of accredited investor specified in subparagraphs (1), (2), (3), (7) or (8) of Rule 501 of Regulation D promulgated under the Securities Act, including institutions with assets in excess of $5,000,000.

  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form required by the Securities and Exchange Commission, obtain from the customer a signed and dated acknowledgement of receipt of the disclosure document and to wait two business days before effecting the transaction. The risk disclosure document provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account.

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  The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

  State Securities Laws

  Under the securities laws of some states, the common shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

  Expenses of Registration

  We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $5,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

  LEGAL MATTERS

  The validity of the common stock has been passed upon, for us, by Cane Clark LLP. A principal member of Cane Clark LLP has received common stock of the Company in payment of compensation for legal services. Bryan Clark, the selling stockholders, is a partner of Cane Clark LLP.

  EXPERTS

  The financial statements of Xzeres Corp. as of February 28, 2013 and February 29, 2012, and for each of the two years in the period ended February 28, 2013 and February 29, 2012, have been incorporated by reference herein and in the registration statement in reliance upon the report of Silberstein Ungar, PLLC, an independent registered public accounting firm, upon the authority of said firm as an expert in accounting and auditing.

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  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Securities and Exchange Commission (“SEC”) allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

  The following documents filed by us with the SEC are incorporated herein by reference:

•	Reference is made to our report on Form10-Q filed with the SEC on September 10, 2013, which is hereby incorporated by reference.
•	Reference is made to our report on Form10-K filed with the SEC on August 5, 2013, which is hereby incorporated by reference.

•	Reference is made to our report on Form 8-K filed with the SEC on April 24, 2013, which is hereby incorporated by reference.
•	Reference is made to our report on Form 8-K filed with the SEC on April 5, 2013, which is hereby incorporated by reference.

•	Reference is made to our report on Form 8-K filed with the SEC on February 5, 2013, which is hereby incorporated by reference.

•	Reference is made to our report on Form 8-K filed with the SEC on December 17, 2012, which is hereby incorporated by reference.

•	Reference is made to our report on Form 8-K filed with the SEC on November 21, 2012, which is hereby incorporated by reference.

•	Reference is made to our report on Form 8-K filed with the SEC on October 25, 2012, which is hereby incorporated by reference.

•	Reference is made to our report on Form 8-K filed with the SEC on August 9, 2012, which is hereby incorporated by reference.

•	The description of our common stock in our Registration Statement on Form 8-A, filed with the SEC on June 21, 2012, which is hereby incorporated by reference.

  We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Steven Shum at the Company.

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  DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

  FOR SECURITIES ACT LIABILITIES

  Section 145 of the Nevada General Corporation Law, as amended, authorizes the Registrant to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being a director or officer of Xzeres Corp. if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Registrant’s Certificate of Incorporation contains provisions relating to the indemnification of director and officers and our By-Laws extend such indemnities to the full extent permitted by Nevada law. The Registrant may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which we could not indemnify such persons.

  In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by one of the Registrant’s directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the Registrant’s directors, officers, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and it will be governed by the final adjudication of such issue.

  ADDITIONAL INFORMATION AVAILABLE TO YOU

  This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549. You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov.

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  XZERES CORP.

  300,000 SHARES OF COMMON STOCK

  PROSPECTUS

  September 20, 2013

  PART II

  INFORMATION NOT REQUIRED IN THE PROSPECUTS

  Item 3. Incorporation of Documents by Reference.

  The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

·	Reference is made to our report on Form10-Q filed with the SEC on September 10, 2013, which is hereby incorporated by reference.
·	Reference is made to our report on Form10-K filed with the SEC on August 5, 2013, which is hereby incorporated by reference.

·	Reference is made to our report on Form 8-K filed with the SEC on April 24, 2013, which is hereby incorporated by reference.
·	Reference is made to our report on Form 8-K filed with the SEC on April 5, 2013, which is hereby incorporated by reference.

·	Reference is made to our report on Form 8-K filed with the SEC on February 5, 2013, which is hereby incorporated by reference.

·	Reference is made to our report on Form 8-K filed with the SEC on December 17, 2012, which is hereby incorporated by reference.

·	Reference is made to our report on Form 8-K filed with the SEC on November 21, 2012, which is hereby incorporated by reference.

·	Reference is made to our report on Form 8-K filed with the SEC on October 25, 2012, which is hereby incorporated by reference.

·	Reference is made to our report on Form 8-K filed with the SEC on August 9, 2012, which is hereby incorporated by reference.

·	The description of our common stock in our Registration Statement on Form 8-A, filed with the SEC on June 21, 2012, which is hereby incorporated by reference.

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  Item 4. Description of Securities.

  Not applicable.

  Item 5. Interests of Named Experts and Counsel.

  No expert or counsel named in this Registration Statement as having prepared or certified any part of this Registration Statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries, provided that a principal member of Cane Clark, LLP has received up to 300,000 shares of the Company’s common stock being registered under this registration statement to be issued as compensation for legal services.

  Item 6. Indemnification of Directors and Officers.

  Section 145 of the Nevada General Corporation Law, as amended, authorizes the Registrant to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being a director or officer of Xzeres if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Registrant’s Certificate of Incorporation contains provisions relating to the indemnification of director and officers and our By-Laws extend such indemnities to the full extent permitted by Nevada law. The Registrant may also purchase and maintain insurance for the benefit of any director or officer, which may cover claims for which we could not indemnify such persons.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by one of the Registrant’s directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the Registrant’s directors, officers, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and it will be governed by the final adjudication of such issue.

  Item 7. Exemption from Registration Claimed.

  Up to 300,000 shares of common stock being registered pursuant to this Registration Statement may be issued under the Consulting Agreement. The 300,000 shares already issued were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

  Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Cane Clark LLP
10.1	Consulting Agreement between Xzeres Corp. and Bryan Clark, dated April 1, 2013
23.1	Consent of Silberstein Ungar, PLLC
23.2	Consent of Cane Clark LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)

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  Item 9. Undertakings.

  (a) The undersigned Registrant hereby undertakes:

  1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

  2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.II-3

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  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilsonville, OR, on September 20, 2013.

XZERES CORP.

By:	/s/ Frank Greco
Frank Greco
Chief Executive Officer, Principal Executive Officer and Director

XZERES CORP.

By:	/s/ Steven Shum
Steven Shum
Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director

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  POWER OF ATTORNEY

  Each person whose signature appears below hereby constitutes and appoints Steven Shum, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

By:	/s/ Frank Greco
Frank Greco
Chief Executive Officer, Principal Executive Officer and Director

By:	/s/ Steven Shum
Steven Shum
Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director

By:	/s/ William Hagler
William Hagler
Director

By:	/s/ Robert N. Garff
Robert N. Garff
Director

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  EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cane Clark LLP
10.1	Consulting Agreement between Xzeres Corp. and Bryan Clark, dated April 1, 2013
23.1	Consent of Silberstein Ungar, PLLC
23.2	Consent of Cane Clark LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)

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